UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2010

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 18, 2010, the Board of Directors of the Federal Home Loan Bank of New York (the "FHLBNY") approved various amendments to its Code of Business Conduct and Ethics (the "Code"). Most of the amendments were of a technical, administrative or otherwise non-substantive nature and addressed the FHLBNY’s policies regarding maintaining confidentiality, gifts and payments from third parties, impartial behavior, director election activity, and disclosures of conflicts by directors, among other matters. In addition, a substantive change was made through the addition of a new Section C 17, which affirmatively provides that all employees are expected to comply with all currently approved and published Bank policies and management policies, as well as the Employee Handbook, along with any of the material referenced therein, as such material is updated from time to time. New Section C 17 further provides that it is the responsibility of each employee to review these published materials and to stay current with changes as they occur.

The foregoing summary of amendments is qualified in its entirety by reference to the full text of the Code, as amended and restated, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05.

The Code in general applies to all of the FHLBNY’s officers, directors and employees. Amending the Code as described herein did not result in a waiver or implicit waiver (as defined in Instruction 2 to Item 5.05), of the previous edition of the Code. The Code has been posted in the Corporate Governance section of the FHLBNY’s website at www.fhlbny.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14.1 FHLBNY Code of Business Conduct and Ethics as of November 18, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

November 24, 2010	By:	Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

14.1	FHLBNY Code of Business Conduct and Ethics as of November 18, 2010